                                  Exhibit 23.2


                      CONSENT OF PRICEWATERHOUSECOOPERS LLP


We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of our report dated March 5, 1999, except as to the pooling of interests with Auco, Inc. which is as of June 10, 1999, and except as to the pooling of interests with HDE, Inc. which is as of December 20, 1999, relating to the financial statements and financial statement schedule, which appears in the Peerless Systems Corporation Annual Report on Form 10-K for the year ended January 31, 2001.


/s/ PRICEWATERHOUSECOOPERS LLP

Los Angeles, California
November 15, 2001